NEWS RELEASE for June 24, 2011

BIOLASE TO RAISE APPROXIMATELY $9 MILLION FROM INSTITUTIONAL INVESTORS IN PRIVATE PLACEMENT

IRVINE, CA (June 24, 2011) — BIOLASE Technology, Inc. (NASDAQ:BLTI), the World’s leading dental laser manufacturer and distributor, announced today that it has entered into an agreement with Deerfield Management, a leading institutional life science investor, as well as other institutional investors to purchase approximately $9 million of BIOLASE’s unregistered securities in a private placement transaction. Under the terms of the private placement, BIOLASE has agreed to sell an aggregate of approximately 1.6 million shares of its common stock at price of $5.55 per share. In addition, the institutional investors will receive an aggregate number of warrants to purchase up to approximately 800,000 shares of common stock, at an exercise price of $6.50 per share, which warrants shall be non-exercisable for six months and shall have a term of five years from the date of issuance. In connection with the transaction, within 25 days of the closing, BIOLASE agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the shares issued at closing, as well as the shares of common stock issuable upon exercise of the warrants.

The private placement is expected to close on or about June 29, 2011, subject to customary closing conditions. The proceeds will be used for working capital and general corporate purposes.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM), acted as the exclusive placement agent for the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About BIOLASE Technology, Inc.
BIOLASE Technology, Inc., the World’s leading Dental Laser company, is a medical technology company that develops, manufactures and markets dental lasers and also distributes and markets dental imaging equipment, products that are focused on technologies that advance the practice of dentistry and medicine. The Company’s laser products incorporate patented and patent pending technologies designed to provide clinically superior performance with less pain and faster recovery times. Its imaging products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. Other products under development address ophthalmology and other medical and consumer markets.

For updates and information on laser and Waterlase dentistry, find BIOLASE at http://www.biolase.com, Twitter at http://twitter.com/GoWaterlase, and YouTube at http://www.youtube.com/user/Rossca08.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions.  Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Jill Bertotti, of Allen & Caron, +1-949-474-4300.

# # # #